Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267295, No. 333-281288, No. 333-288437 and No. 333-291434) and Form S-8 (No. 333-238287, No. 333-255831, No. 333-265917, No. 333-270565, No. 333-275882, No. 333-276110, No. 333-289543 and No. 333-290616) of ADC Therapeutics SA of our report dated March 10, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
March 10, 2026

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